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                                                                 Exhibit 10(f)


             UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

                            CONVERSION AGREEMENT
                            --------------------

                                                            September 29, 1995

Mr. Jack L. Messman
Dear Mr. Messman:
     This Letter Agreement will evidence your agreement with Union Pacific Resources Group Inc. (the "Company") and Union Pacific Corporation ("UPC") to convert certain incentive stock options ("ISO's") and/or non-qualified stock options (collectively, "UPC Stock Options") and/or restricted stock and retention stock ("UPC Retention Shares") which have been awarded to you under one or more of the following: the 1993 Stock Option and Retention Stock Plan of Union Pacific Corporation, the 1990 Retention Stock Plan of Union Pacific Corporation, the 1988 Stock Option and Restricted Stock Plan of Union Pacific Corporation and/or the 1982 Stock Option and Restricted Stock Plan of Union Pacific Corporation (collectively, "UPC Plans"). In exchange for your surrender of UPC Stock Options and/or UPC Retention Shares, you will receive, in accordance with the terms and conditions set forth below, a grant of ISOs, non-qualified stock options, and/or an award of retention shares of Common Stock of the Company ("Common Stock") under the 1995 Stock Option and Retention Stock Plan of the Company (the "1995 Stock Option Plan"), a copy of which is attached hereto and made a part hereof.

 1.  CONVERSION OF OPTIONS AND RETENTION SHARES.      In accordance with the
1995 Stock Option Plan, you hereby agree to surrender to UPC all your rights under and interests in the UPC Options and/or UPC Retention Shares designated below in exchange for a grant or award from the Company of stock options ("Rollover Options") and/or retention stock ("Rollover Retention Shares") under the 1995 Stock Option Plan either upon completion of the "Offerings" (described in the Preliminary Prospectus dated September 12, 1995) or, in the case of certain Rollover Options granted in exchange for UPC Options that are ISOs, upon consummation of the "Distribution" (the distribution of Union Pacific Corporation's remaining ownership interest to its stockholders). The following

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UPC ISOs will be converted to Company ISOs upon consummation of the
Distribution:

UPC ISOs
--------

                 Date            Number          Exercise
               of Grant         of Shares          Price
               --------         ---------        --------

               09/26/91           2,000           $46.61
               09/24/92           1,700            54.13
               11/18/93           1,500            63.75
               12/15/94           6,000            47.00

Please indicate by marking the box(s) below all other UPC Options and UPC Retention Shares that will be converted pursuant to the terms of this Agreement.

UPC Options
-----------

            Date         Number      Exercise                 Date of
          of Grant      of Shares      Price    ISO* or NQ   Conversion
          --------      ---------    --------   ----------   ----------

          09/26/91        18,000      $46.66         NQ       IPO Date
          09/24/92        38,300       54.13         NQ       IPO Date
          11/18/93        38,500       63.75         NQ       IPO Date
          12/15/94       144,000       47.00         NQ       IPO Date


* ISOs convert to NQs on IPO Date.


UPC Retention Shares
--------------------


                 Date           Number         Date of
               of Grant        of Shares      Conversion
               --------        ---------      ----------

               11/18/93         40,000         IPO Date
               12/15/94         40,000         IPO Date


                                  OPTIONS
                                  -------

 2. NUMBER AND EXERCISE PRICE OF ROLLOVER OPTIONS. Rollover Options granted upon the completion of the Offerings will be non-qualified stock options, even if the UPC Options surrendered for exchange are ISO'S. Rollover Options granted on the consummation of the Distribution in exchange for UPC Options that are ISOs will be ISOs. The exercise price of the Rollover Options to be granted in exchange for UPC Options upon completion of the Offerings ("IPO Rollover Options") is based on a formula utilizing the initial public offering price of the Common Stock in the Offerings ("IPO Price"). The exercise price applicable to each IPO Rollover Option will be the product of
(i) the IPO Price (the "Company Calculation Price"), and (ii) the ratio of the per-share exercise price of the applicable UPC Option to the Fair Market Value (as defined below) of common stock, $2.50 par value, of Union Pacific Corporation ("UPC Common Stock")

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on the date of commencement of the Offerings ("UPC Calculation Price").  Each
IPO Rollover Option issued upon such exchange will entitle the holder to purchase the number of shares of Common Stock obtained by multiplying the number of shares of UPC Common Stock underlying the applicable UPC Option by a fraction, the numerator of which is the spread between the exercise price of the applicable UPC Option and the UPC Calculation Price, and the denominator of which is the spread between the exercise price of the Rollover Option and the Company Calculation Price. The exercise price and number of Rollover Options to be granted in exchange for UPC Options at the date the Distribution is effected ("Distribution Rollover Options") will be calculated in the same manner as the exercise price and number of IPO Rollover Options, except that the UPC Calculation Price will be the Fair Market Value of UPC Common Stock on the last day that purchasers in regular way trading in UPC Common Stock would receive the right to Common Stock in the Distribution (the "Distribution Date") and the Company Calculation Price shall be the Fair Market Value of Common Stock on the Distribution Date. Exercise prices will be rounded to the nearest cent, or down if there is no nearest cent. The
"Fair Market Value" of either UPC Common Stock or Common Stock shall be the average of the high and low trading prices (regular way) of shares of UPC Common Stock or Common Stock, as the case may be, as reported in The Wall Street Journal listing of consolidated trading on the New York Stock Exchange.
No Rollover Options to purchase fractional shares of Common Stock will be granted. All fractions of shares of Common Stock subject to Rollover Options will be rounded up to the next whole number, except in the case of Rollover Options that are ISO's, which will be rounded down to the nearest whole number. Until the date that your UPC Options are converted to Rollover Options, you may exercise any UPC Options that are exercisable on the date of such exercise.
In the event that the Distribution does not occur prior to December 31, 1996, the UPC Options to be exchanged on the Distribution Date will not be so exchanged, and no Rollover Options will be granted pursuant hereto in exchange for such UPC Options.

 3. DURATION AND EXERCISE OF THE OPTIONS. The Rollover Options shall be exercisable upon the terms and conditions of the 1995 Stock Option Plan, as supplemented by this Agreement, and not otherwise. As provided in the 1995 Stock Option Plan, the vesting and expiration of Rollover Options shall be determined as if the grant date were the date upon which the original UPC Options were

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granted under the UPC Plans.  The term of each Rollover Option shall be a period ending at the close of business on the tenth anniversary of the date of grant of the original UPC Option for which such Rollover Option was exchanged, subject to earlier termination as provided in the 1995 Stock Option Plan. The Rollover Options must be exercised in portions of not less than 100 shares, or any integral multiple thereof, except to complete the exercise of any Rollover Option. The Rollover Options are also subject to forfeiture in the event of your termination of employment or death, as contemplated in paragraphs (c),
(d) and (e) of Section 8 of the 1995 Stock Option Plan, as it relates to an ISO, and (h) and (i) of Section 6 of the 1995 Stock Option Plan, as it relates to a non-qualified Rollover Option.

 4. METHOD OF EXERCISE. The Rollover Options may be exercised, during your lifetime, only by you. Exercise of the Rollover Options shall be by appropriate written notice delivered to the Secretary of the Company, at its principal business office, (a) accompanied by a check payable to the order of the Company; or (b) accompanied by shares of previously acquired
Common Stock owned by you, to the extent that such payment does not require the surrender of a fractional share of such previously acquired stock, for the shares to be purchased; or (c) if you are then eligible, through the withholding of shares equal to the exercise price.

 5. APPLICABILITY OF THE PLAN. This Agreement and the Rollover Options granted hereunder are subject to all of the terms and conditions of the 1995 Stock Option Plan and may not be assigned or transferred, except by will or the laws of descent and distribution in the case of the death of an optionee, as provided in paragraph (d) of Section 8 and paragraph (i) of Section 6 of the 1995 Stock Option Plan.

 6.  WITHHOLDING TAXES.   Upon exercise of a non-qualified Rollover
Option, you must arrange for the payment to the Company of all applicable withholding taxes resulting from such exercise promptly after you have been notified of the amount thereof by the Secretary of the Company. Shares will be withheld to pay withholding taxes if you have made a proper election to pay withholding taxes in this manner.

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                              RETENTION SHARES
                              ----------------

 7.  CONVERSION OF SHARES.  You hereby agree to surrender each UPC
Retention Share indicated in paragraph 1 of this Letter Agreement in exchange for Rollover Retention Shares on the closing date of the Offerings. The number of Rollover Retention shares to be issued will equal the number of UPC Retention Shares surrendered multiplied by a fraction, the numerator of which is the UPC Calculation Price and the denominator of which is the Company Calculation Price. Any fraction of a Rollover Retention Share will be rounded up to a whole Rollover Retention Share.

 8. RESTRICTION PERIOD. The periods during which the restrictions set forth herein and in the 1995 Stock Option Plan shall apply to the Rollover Retention Shares granted to you shall commence on the date hereof and expire on the same dates as the restrictions on the UPC Retention Shares exchanged for such Rollover Retention Shares would have expired unless any period is sooner terminated under provisions of the 1995 Stock Option Plan (the "Restriction Periods").

 9. RESTRICTIONS. At the time of the above award of Rollover Retention Shares to you, a certificate representing the number of shares of Common Stock awarded shall be registered in your name but shall be held by the Company for your account. You shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Rollover Retention Shares, including the right to vote such Rollover Retention Shares, subject to the following restrictions: (i) the Company will withhold all dividends paid on such Rollover Retention Shares during the applicable Restriction Periods; (ii) subject to Section 9(c) of the 1995 Stock Option Plan, you shall not be entitled to delivery of the stock certificate until the expiration of the applicable Restriction Period; (iii) none of the Rollover Retention Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the applicable Restriction Period; and (iv) all of the Rollover Retention Shares shall be forfeited and all of your rights to such Rollover Retention Shares and to the dividends withheld by the Company as described in clause (i), above shall terminate without further obligation on the part of the Company unless you remain in the continuous employment of the Company or a Subsidiary for the entire

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Restriction Period, except as provided by Section 9(c) of the 1995 Stock Option
Plan. Any shares of Common Stock or other securities received as a result of a transaction listed in Section 11 of the 1995 Stock Option Plan shall be subject to the same restrictions as such Rollover Retention Shares.

 10. PAYMENT OF RETENTION SHARES. At the end of the applicable Restriction Period or at such earlier time as provided for in Section 9(c) of the 1995 Stock Option Plan, all restrictions applicable to the appropriate Rollover Retention Shares shall lapse, and a stock certificate for a number of shares of Common Stock equal to such number of Rollover Retention Shares, free of all restrictions, and all dividends paid on such Rollover Retention Shares during the applicable Restriction Period but withheld by the Company, shall be delivered to you or your beneficiary or estate, as the case may be.

 11. ADDITIONAL TERMS AND CONDITIONS. Under the terms of the award of Rollover Retentions Shares, the Committee administering the Plan has determined that in case of retirement prior to age 65 at the request of the Company, clause
(c)(i)(A)(ii) of Section 9 of the Plan shall not apply to the Rollover Retention Shares. In addition, you hereby agree that should you voluntarily terminate your employment with the Company or any subsidiary prior to December 15, 1999, for two years thereafter you will not solicit the employment of or hire any individual who is an employee of UPC, the Company or any subsidiary of either of them at the time of such termination of employment.

 12. WITHHOLDING. Upon the lapse of the restrictions applicable to the Rollover Retention Shares, you must arrange for the payment to the Company of all applicable withholding taxes resulting therefrom promptly after you have been notified of the amount thereof by the Secretary of the Company. Shares will be withheld to pay withholding taxes if you do not make the election referred to below and have made a proper election to pay withholding taxes in this manner.

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      To confirm your acceptance of the foregoing, kindly sign and promptly return one copy of this Letter Agreement to the Company.

                              Sincerely,
                              UNION PACIFIC RESOURCES GROUP INC.


                              By /s/ Anne M. Franklin
                                 --------------------------------------
                                 Vice President - People


                              UNION PACIFIC CORPORATION


                              By /s/ Drew Lewis
                                 -------------------------------------
                                 Chairman and Chief Executive Officer

Accepted:
/s/ Jack L. Messman           Date: October 8, 1995
-------------------
    Jack L. Messman